Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2012 relating to the financial statements and the financial statement schedule which appears in Tampa Electric Company’s Annual Report on Form 10- K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa Florida

February 27, 2012

PricewaterhouseCoopers LLP, 4221 West Boy Scout Boulevard, Suite 200, Tampa, FL 33607-5745

T: (813) 229-0221, F:(813) 229-3646, www.pwc.com/us